UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENDURANCE SPECIALTY HOLDINGS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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Endurance Specialty Holdings Ltd.
Important Notice Regarding the Availability of Proxy Materials for the
Annual General Meeting of Shareholders to be held on Wednesday, May 11, 2011
The Proxy Statement, Annual Report on Form 10-K and other proxy materials are available at:
http://www.proxyvoting.com/enh
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

Endurance Specialty Holdings Ltd.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 2, 2011 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials)
By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.

Telephone:	1-888-313-0164
(outside of the U.S and Canada call 201-680-6688)

Email:	shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)

Internet:	http://www.proxyvoting.com/enh

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE
This is not a proxy card. You cannot use this notice to vote your shares.
Dear Endurance Specialty Holdings Ltd. Shareholder:
The 2011 Annual General Meeting of Shareholders of Endurance Specialty Holdings Ltd. (the “Company”) will be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM08, Bermuda, on Wednesday, May 11, 2011, at 8:00 a.m. (local time).
Proposals to be considered at the Annual Meeting:
(1)	ELECTION OF DIRECTORS
Election of the five directors of the Company listed below (Nos. 1 through 5): 01 – William H. Bolinder, 02 – Susan Fleming Cabrera, 03 – Scott D. Moore,
04 – Brendan R. O’Neill, 05 – Robert A. Spass
Direction of the Company to elect the slate of three director designees of Endurance Specialty Insurance Ltd. listed below (Nos. 6 through 8):
06 – David Cash, 07 – John V. Del Col, 08 – William M. Jewett
Direction of the Company to elect the slate of five director designees of Endurance Worldwide Holdings Limited listed below (Nos. 9 through 13):
09 – Alan Barlow, 10 – William H. Bolinder, 11 – David Cash, 12 – Simon Minshall, 13 – Brendan R. O’Neill
Direction of the Company to elect the slate of five director designees of Endurance Worldwide Insurance Limited listed below (Nos. 14 through 18):
14 – Alan Barlow, 15 – William H. Bolinder, 16 – David Cash, 17 – Simon Minshall, 18 – Brendan R. O’Neill
2.
Appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2011 and authorization of the Board of Directors, acting through the Audit Committee, to set the fees for Ernst & Young Ltd.

3.	Non-binding advisory vote on the compensation of the Company’s named executive officers.

4.	Non-binding advisory vote on the frequency of which the compensation of the Company’s named executive officers will be subject to a non-binding vote of the shareholders.

5.	Approve the amendment of the Company’s 2007 Equity Incentive Plan.

6.	Approve the amendment of the Company’s Employee Share Purchase Plan.

7.	Decrease the size of the Company’s Board of Directors from 15 to 14 members.
Management recommends a vote “FOR” the nominees in Proposal 1, “FOR” Proposals 2, 3, 5, 6 and 7, and for an advisory vote every three years for Proposal 4.
The Board of Directors has fixed the close of business on March 10, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.	→	↓

94073

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual General Meeting.
Meeting Location:
Fairmont Hamilton Princess Hotel
76 Pitts Bay Road
Pembroke HM08
Bermuda
The following Proxy Materials are available for you to review online:
•	the Company’s 2011 Proxy Statement (including all attachments thereto);

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.
To request a paper copy of the Proxy Materials:
(you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/enh
The Proxy Materials for Endurance Specialty Holdings Ltd. are available to review at:
http://www.proxyvoting.com/enh
Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online,
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.
HOW TO VOTE BY INTERNET
We encourage you to review the proxy materials online before voting.
Use the Internet to vote your shares. On the landing page of the above website in the box labeled “To Vote
Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this letter in hand when you access the website.
You will need to reference the 11-digit control number located on the reverse side.
94073